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                                                                    EXHIBIT 23.4


Auditors' Consent


The Board of Directors of
The Loewen Group Inc.


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8, each of which is to be filed on or about June 28, 1996, of The Loewen Group Inc. of our report dated February 27, 1996 with respect to the financial statements of Paperman & Sons Inc. as of November 30, 1995 and for the eleven months then ended, which appears as Exhibit No. 99.2 to The Loewen Group Inc. Form 8-K dated May 1, 1996.


/s/ Richter, Usher & Vineberg

Chartered Accountants

Montreal, Quebec
June 26, 1996